Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Altisource Portfolio Solutions S.A. of our report dated March 31, 2025, relating to the consolidated financial statements of Altisource Portfolio Solutions S.A., appearing in the Annual Report on Form 10-K of Altisource Portfolio Solutions S.A. for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Jacksonville, Florida

October 24, 2025